Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports Second Quarter 2022 Financial Results;
Declares Quarterly Cash Dividend of $0.26 per Share

Company to Host Conference Call on Friday, July 29, 2022, at 11:00 a.m. Eastern Daylight Time

Reno, Nevada - July 28, 2022 - Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged primarily in low-to-medium hazard industries, today reported financial results for its second quarter ended June 30, 2022.
Financial Highlights
•Gross premiums written of $179.4 million, up 22% year-over-year;
•Net premiums earned of $165.2 million, up 21% year-over-year;
•Record number of ending policies in-force of 117,256, up 9% year-over-year;
•Net investment income of $20.0 million, up 10% year-over-year;
•Net loss of $15.6 million, a loss of $0.56 per common share;
•Adjusted net income of $21.9 million, $0.79 per diluted share;
•The Company repurchased 365,359 shares of its common stock at an average price of $39.81 per share.

Management Commentary
Chief Executive Officer Katherine Antonello commented: “Consistent with the momentum we have experienced in recent prior quarters, our written and earned premiums rose sharply year-over-year and we achieved yet another record number of policies in-force. This growth resulted from strong new and renewal business writings within our Employers segment, strong new business writings within our Cerity segment and further audit premium recognition.
We maintained our current accident year loss and LAE ratio on voluntary business at 64.0%, largely consistent with the 63.5% we recorded throughout 2021. We also performed our routine mid-year full reserve study and recognized $9.6 million of net favorable prior year loss reserve development from our voluntary business. Our combined ratio for Employers, our largest segment, was 92.4% versus 98.8% a year ago, driven primarily by the favorable loss reserve development recognized as well as a significantly lower underwriting expense ratio of 20.2% versus 23.0% a year ago.”
Ms. Antonello continued, "We remain committed to maintaining the highest level of underwriting discipline as we thoughtfully expand our underwriting appetite at both Employers and Cerity. The additional classes of business are contributing nicely to our top-line growth.
Our Cerity operations, which offers digital workers' compensation insurance solutions directly to consumers, experienced solid premium growth again this quarter, due to both its appetite expansion and its recent collaboration with Intuit’s QuickBooks. Cerity continues to develop additional strategic opportunities which will support our growth initiatives by attracting an untapped segment of our target market.
The sharp increases in market interest rates that have occurred throughout the first six months of 2022 have benefited our net investment income while generating unrealized investment losses from our fixed maturity portfolio. These unrealized losses, coupled with unrealized losses from our equity portfolio, have led to a decline in our book value and book value per share metrics.
Our balance sheet and underwriting capital remain very strong and are highly supportive of our continued growth and success.”

Summary of Second Quarter 2022 Results
(All comparisons vs. the second quarter of 2021, unless noted otherwise).
Gross premiums written were $179.4 million, an increase of 22%. The increase was primarily due to higher new and renewal premiums and higher final audit premiums. Net premiums earned were $165.2 million, an increase of 21%.
Losses and loss adjustment expenses were $93.3 million, an increase of 11%. The increase was primarily due to higher earned premiums, partially offset by an increase in net favorable prior accident year loss reserve development. The Company recognized $10.0 million of favorable development during the quarter versus $1.6 million of favorable development a year ago.
Commission expenses were $23.7 million, an increase of 32%. The increase was due primarily to higher earned premiums and higher agency incentives.
Underwriting and general and administrative expenses were $39.4 million, an increase of 6%. The increase resulted primarily from higher premium taxes, assessments and bad debt expenses, each of which vary with earned premium.
Net investment income was $20.0 million, an increase of 10%. The increase was primarily due to higher bond yields.
Income tax (benefit) expense was $(5.8) million (27% effective rate) versus $6.0 million (19% effective rate). The effective rates during each of the periods presented included income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, and deferred gain amortization.
The Company’s book value per share of $35.70 and book value per share including the Deferred Gain of $39.72 decreased by 8% and 7% during the second quarter of 2022, respectively, computed after taking into account dividends declared. These measures were adversely impacted by $73.5 million of after-tax unrealized losses arising from fixed maturity securities (which are reflected on the balance sheet) and $33.2 million of net after tax unrealized losses arising from equity securities and other investments (which are reflected on the income statement).
Summary of Results by Segment
(see page 14 of the Financial Supplement for a description of our reportable segments. All comparisons vs. the second quarter of 2021, unless noted otherwise).

Employers Segment
The Employers segment reported a net loss before income taxes of $11.6 million versus net income of $35.0 million.

Highlights include the following:
–Underwriting income of $12.5 million versus $1.7 million;
–Combined ratio of 92.4% versus 98.8%;
–Current accident year loss and LAE ratio of 63.9% versus 63.7%;
–Calendar year loss and LAE ratio of 57.8% versus 62.6%;
–Commission expense ratio of 14.4% versus 13.2%;
–Underwriting expense ratio of 20.2% versus 23.0%;
–Net investment income of $18.7 million versus $17.4 million; and
–Net realized and unrealized (losses) gains on investments recorded through the income statement of $(42.8) million versus $15.8 million.

Cerity Segment
The Cerity segment reported a net loss before income taxes of $3.1 million versus a net loss of $1.6 million.

Highlights include the following:
–Underwriting loss of $3.0 million versus a loss of $2.5 million;
–Written premium of $0.9 million versus $0.3 million;
–Net investment income of $0.8 million versus $0.7 million;
–Net realized and unrealized (losses) gains on investments recorded through the income statement of $(0.9) million versus $0.2 million; and
–Underwriting expenses of $3.3 million versus $2.6 million.

Corporate and Other
Corporate and Other activities reported a net loss before income taxes of $6.7 million versus a net loss of $1.0 million.

Highlights include the following:
–LPT amortization, which served to reduce losses and LAE, of $2.1 million versus $2.0 million;
–Net investment income of $0.5 million versus $0.1 million;

–Net realized and unrealized losses on investments recorded through the income statement of $6.4 million versus zero; and
–General and administrative expenses of $2.8 million versus $2.9 million.

Share Repurchases and First Quarter 2022 Dividend Declarations
During the second quarter of 2022, the Company repurchased 365,359 shares of its common stock at an average price of $39.81 per share. During the period from July 1, 2022 through July 28, 2022, the Company repurchased a further 96,223 shares of its common stock at an average price of $40.89 per share. The Company currently has a remaining share repurchase authorization of $52.6 million.
On July 27, 2022, the Board of Directors declared a third quarter 2022 dividend of $0.26 per share. The dividend is payable on August 24, 2022 to stockholders of record as of August 10, 2022.

Earnings Conference Call and Webcast
The Company will host a conference call on Friday, July 29, 2022, at 11:00 a.m. Eastern Daylight Time / 8:00 a.m. Pacific Daylight Time.

To participate in the live conference call you must first register here. Once registered you will receive dial-in numbers and a unique PIN number.

The webcast will be accessible on the Company’s web site at www.employers.com through the “Investors” link. An archived version of the webcast will be accessible on the Company’s website following the live call.

Reconciliation of Non-GAAP Financial Measures to GAAP
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and is available on our website.

Within this earnings release we present various financial measures, some of which are “Non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these Non-GAAP financial measures, as well as a reconciliation of such Non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these Non-GAAP measures are important to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.

Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things: the Company's future performance, economic or market conditions, including the evolving nature of the COVID-19 pandemic, current levels of inflation, labor market expectations, catastrophic events or geo-political conditions, legislative or regulatory actions or court decisions taken in response to the COVID-19 pandemic or otherwise, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the U.S. Securities and Exchange Commission (the "SEC"), including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company's website, www.employers.com. The Company's filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).

About Employers Holdings, Inc.
EMPLOYERS® and America’s small business insurance specialist® are registered trademarks of EIG Services, Inc. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged primarily in low-to-medium hazard industries. The Company operates throughout the United States, with the exception of four states that are served exclusively by their state funds. Insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, all rated A- (Excellent) by the A.M. Best Company. Not all companies do business in all jurisdictions. See www.employers.com and www.cerity.com for coverage availability.

Contact Information
Company contact:
Mike Paquette (775) 327-2562 or mpaquette@employers.com

Investor relations contact:
Karin Daly, The Equity Group Inc. (212) 836-9623 or kdaly@equityny.com